EXHIBIT 1.1




                 AEI INCOME & GROWTH FUND 27 LLC

                    DEALER-MANAGER AGREEMENT



AEI Securities, Inc.
1300 Wells Fargo Place
30 East Seventh Street
St. Paul, Minnesota 55101


Dear Sir/Madam:

      AEI Income & Growth Fund 27 LLC, a Delaware limited liability company (the "Company") for which AEI Fund Management XXI, Inc. ("AFM") and Robert P. Johnson, are managing members (the "Managers") proposes to issue and sell up to $100,000,000 aggregate principal amount of units of limited liability company interest (the "Units"). Such Units are to be sold for cash for $10.00 each (the "Public Offering Price") and the minimum purchase by any one person shall be five hundred Units ($5,000). In connection therewith, the Company hereby agrees with you (the "Dealer-Manager") as follows:

1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Dealer-Manager and each dealer with whom the Dealer-Manager has entered into, or will enter into, a Dealer Agreement in the form attached as Exhibit A to this Agreement (said dealers being hereinafter called the "Dealers"), that:

      1.1 A registration statement (File No. _____) with respect to the Company has been prepared by the Managers in accordance with applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") thereunder, covering the Units. The registration statement, which includes a preliminary prospectus, was filed with the SEC on _____, 2007. Copies of such registration statement and each amendment thereto, and copies of each preliminary prospectus included in such registration statement and each such amendment, have been or will be delivered to the Dealer-Manager. (The registration statement and the prospectus included therein at such date as finally amended and revised at the effective date of the registration statement are hereinafter referred to, respectively, as the "Registration Statement" and the "Prospectus," except that if the prospectus first filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus, the term "Prospectus" shall also include the prospectus filed pursuant to Rule 424(b)).

      1.2 AFM has been duly incorporated and validly exists as a corporation in good standing under the laws of the State of
Minnesota  with  corporate  power  and  authority  to   own   its
properties and conduct its business as described in the Prospectus. The authorized and outstanding capital stock and the financial position of AFM is as set forth in the Prospectus as of the dates stated therein, and there has been no material adverse change therein since such dates.

      1.3 The Company has been duly and validly organized and formed as a limited liability company under the Delaware Limited Liability Company Act. The Company intends to use the funds received from the sale of the Units as set forth in the Prospectus.

      1.4 The Registration Statement and Prospectus comply or will comply with the Securities Act and the Rules and Regulations and do not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided however, that the foregoing provisions of this Section 1.4 do not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Dealer-Manager or any of the Dealers and are based upon information furnished by the Dealer-Manager in writing to the Managers specifically for inclusion therein.

      1.5 No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Managers of this Agreement or the issuance and sale by the Company of the Units, except such as may be required under the Securities Act or state securities laws.

      1.6 There are no actions, suits or proceedings pending, or to the knowledge of the Managers threatened, against the Company or the Managers or any of their property, at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company or the Managers.

      1.7 The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company through its Managers will not conflict with, or constitute a default under, any charter, bylaw, indenture, mortgage, deed of trust, lease or rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Managers, or any of their property, except to the extent that the enforceability of the indemnity or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

      1.8 The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

      1.9 At the time of the issuance of the Units, the Units will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and non assessable, subject to the requirement that the limited members not participate in the management or control of the business of the Company, and will conform to the description thereof contained in the Prospectus.

      1.10 The financial statements contained in the Registration Statement and the Prospectus fairly present the financial condition of the Company and AFM and the results of their respective operations as of the dates and for the periods therein specified; such financial statements have been prepared in accordance with generally accepted principles of accounting consistently maintained throughout the period involved; and Boulay, Heutmaker, Zibell & Co. P.L.L.P. who have rendered an opinion on certain of such financial statements, are independent public accountants within the meaning of the Securities Act and the Rules and Regulations.

2. COVENANTS OF THE COMPANY

      The Company covenants and agrees with the Dealer-Manager that:

     2.1 It will, at no expense to the Dealer-Manager,furnish to the Dealer-Manager such number of printed copies of the Registration Statement, including all amendments and exhibits thereto,as such Dealer-Manager may reasonably request. It will similarly furnish to the Dealer-Manager,and others designated by the Dealer-Manager,as many copies as it may reasonably request of
(i)the Prospectus in final form and of every form of supplemental or amended prospectus, (ii) this Agreement, and (iii) any other printed sales literature or other materials (provided that the use of said sales literature and other materials has been first approved for use by the Managers and all appropriate regulatory agencies) which the Dealer-Manager may reasonably request in connection with the offering of the Units.

     2.2 It will furnish such proper information and execute and file such documents as may be necessary to qualify the Units for offer and sale under the "blue sky" laws of such jurisdictions as the Dealer-Manager may reasonably designate and will file and make in each year such statements and reports as may be required under such laws. It will furnish to the Dealer-Manager, upon request, a copy of all documents filed by the Company or the Managers in connection with any such qualification.

     2.3 It will: (i) use its best efforts to cause the Registration Statement to become effective; (ii) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer-Manager; (iii) file every amendment or supplement to the Registration Statement or the
Prospectus that may be required by the SEC; and (iv) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, use their best efforts to obtain the lifting of such order at the earliest possible time.

      2.4 If at any time when a prospectus relating to the Units is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Managers on behalf of the Company or the Dealer-Manager, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make any statement therein not misleading, they will promptly notify the Dealer-Manager thereof (unless the information shall have been received from the Dealer-Manager) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

       2.5 It will (a) establish and maintain procedures reasonably designed to ensure the security and privacy of all information that constitutes nonpublic personal information ("Nonpublic Personal Information") under the Gramm-Leach-Bliley Act or other federal and state privacy laws and the regulations promulgated thereunder (collectively, "Privacy Laws") ; (b) cooperate with the Dealer-Manager and Dealers and provide reasonable assistance in ensuring the compliance of such Privacy Laws to the extent applicable to any such party, and (c) not disclose or use any Nonpublic Personal Information except as required to carry out its duties under this Agreement or as otherwise permitted by the Privacy Laws.

      2.6 It will (a) comply with all applicable laws and regulations designed to prevent, detect, and report money laundering and suspicious transactions, including, without limitation, applicable provisions of the Bank Secrecy Act, the USA Patriot Act of 2001 and the regulations administered by the U.S. Department of the Treasury's Office of Foreign Assets Control ("Suspicious Activity Laws"), (b) take all necessary and appropriate steps, consistent with applicable laws and regulations, to obtain, verify, and retain information with regard to client and/or account owner identification and source of funds for its customers, (c) notify immediately the Dealer-Manager and any Dealer whose customer is involved in the event that it has reason to believe that any purchaser or prospective purchaser of Units are engaged in money laundering activities or are associated with any terrorist organization or other individuals, entities or organizations sanctioned by the United States.

3. OBLIGATIONS AND COMPENSATION OF DEALER-MANAGER

      3.1 The Company hereby appoints the Dealer-Manager as its agent and principal distributor for the purposes of selling for cash up to 10,000,000 Units through the Dealers, all of whom shall be members of the National Association of Securities Dealers, Inc. ("NASD"). The Dealer-Manager may also sell Units for cash directly to its own clients and customers at the public offering price and subject to the terms and conditions stated in the Prospectus. The Dealer-Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Units on said terms and conditions. The Dealer-Manager represents to the Company and the Managers that it is a member of the NASD and that it and its employees and representatives have all the required licenses, registrations and approvals necessary to act under this Agreement.

      3.2 Promptly after the effective date of the Registration Statement, the Dealer-Manager and the Dealers shall commence the offering of the Units for cash to the public in jurisdictions in which the Units are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer-Manager shall be the processing broker-dealer responsible for handling, processing and documentation of investor funds. The Dealer-Manager agrees that it will cause each Dealer with whom it executes a Dealer Agreement to transmit all checks received from investors for Units, together with a subscription agreement in the form attached to the Prospectus as Exhibit C properly completed by the investor and the investor's registered representative and all other investor documentation, to the Dealer-Manager by noon of the business day following receipt. The Dealer-Manager shall transmit each prospective investor's check in payment of Units by noon of the second business day following receipt by the Dealer-Manager to Fidelity Bank, Edina, Minnesota. All checks shall be made payable to "Fidelity Bank --AEI Fund 27 Escrow," and if the Dealer-Manager receives checks made payable to any other person or entity it shall promptly return such checks to the investor. All subscriptions shall be subject to acceptance by the Managers on behalf of the Company. No subscription agreement will be accepted unless the broker's representation contained therein has been duly completed by the registered representative soliciting such subscription. The Dealer-Manager and the Dealers will suspend or terminate offering of the Units upon request of the Managers at any time and will resume offering the Units upon subsequent request of the Managers.

      3.3 (a) Except as provided in the "Plan of Distribution" section of the Prospectus, as compensation for the services rendered by the Dealer-Manager and as reimbursement for any expenses incurred by Dealer-Manager, the Company shall pay to the Dealer-Manager from the gross proceeds of the offering, a selling commission and a non-accountable expense allowance from the gross proceeds of all Units sold by the Dealer-Manager, and the Dealers with whom such Dealer-Manager has executed a Dealer Agreement, and accepted and confirmed by the Company equal to 10.0% of the Public Offering Price from sale of Units. As set forth in the "Plan of Distribution" section of the Prospectus, the Company may place Units directly at the Public Offering Price to the general investing public, at the Public Offering Price net of commissions to NASD registered representatives or affiliated registered investment advisors, or at the net offering price in accordance with the deferred commission option when elected by purchasers subject to the terms and conditions stated in the Prospectus; provided, however, that in each such case, the Company shall pay the Dealer-Manager a nonaccountable expense allowance equal to 3.5% of the Public Offering Price.

      (b) The Company will reimburse the Dealer-Manager for the bona fide due diligence expenses of Dealers charged to the Dealer-Manager to the extent such expenses do not exceed 1/2 of one percent (.5%) of the Gross Proceeds from sale of Units.

      (c) Notwithstanding the foregoing, no commission payments, due diligence expense reimbursement or nonaccountable expense reimbursement or amounts whatsoever with respect to the Company will be paid or owing to the Dealer-Manager under this Section
3.3  unless  and until the minimum units have been  accepted  and transferred  from escrow to the Company, in accordance  with  the terms of the Impoundment Agreement (Exhibit 10 to the Registration Statement). The Company and the Managers will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer, it being the sole and exclusive responsibility of the Dealer-Manager for payment of commissions to such Dealers.

      3.4 The Dealer-Manager represents and warrants to the Company, the Managers, and each person and firm which signs the Registration Statement, that the information under the caption "Plan of Distribution" in the Prospectus and all other information furnished to the Managers by the Dealer-Manager in writing expressly for the use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      3.5 The Dealer-Manager represents that it has reasonable grounds to believe, based on information obtained from the Company and the Managers through the Prospectus or other materials, that all material facts relating to a sale of the Units (including facts relating to the items set forth in Section
(b)(3) of NASD Rule 2810) are adequately and accurately disclosed and provide a basis for evaluating an investment in the Company.

      3.6 The Dealer-Manager covenants not to execute any subscriptions in the Company on behalf of a customer for which it holds a discretionary account without the prior written approval of such customer.

      3.7 The Dealer-Manager covenants that it will maintain subscription agreements with respect to Investors in the Company and other documents relating to the suitability of the Investors in the Company for a period of not less than six years after the termination of the offering with respect to the Company.

      3.8 In recommending the purchase of Units, and before confirming any sale of such Units to a customer, the Dealer-Manager shall have reasonable grounds to believe, on the basis of information obtained from such customer concerning his or her investment objectives, other investments, financial condition and needs, and any other information known to the Dealer-Manager, that (a) the customer is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, including the benefits described under the caption "Federal Income Tax Considerations;"
(b) the customer has a fair market net worth sufficient to sustain the risks inherent in an investment in the Company, including loss of investment and lack of liquidity; and (c) an investment in the Company is otherwise suitable for the customer.

      3.9 The Dealer-Manager covenants not to execute any subscription in the Company prior to informing the subscribing customer of all pertinent facts relating to the liquidity and marketability of the Units during the term of the investment.

      3.10 The Dealer-Manager agrees that it will (a) establish and maintain procedures reasonably designed to ensure the security and privacy of Nonpublic Personal Information; (b) cooperate with the Company and Dealers and provide reasonable assistance in ensuring the compliance with Privacy Laws to the extent applicable to any such party, and (c) not disclose or use any Nonpublic Personal Information except as required to carry out its duties under this Agreement or as otherwise permitted by the Privacy Laws.

      3.11 The Dealer-Manager agrees that it will (a) comply with all Suspicious Activity Laws, (b) take all necessary and appropriate steps, consistent with applicable laws and regulations, to obtain, verify, and retain information with regard to client and/or account owner identification and source of funds for its customers, (c) notify immediately the Company and any Dealer whose customer is involved in the event that it has reason to believe that any purchaser or prospective purchaser of Units are engaged in money laundering activities or are associated with any terrorist organization or other individuals, entities or organizations sanctioned by the United States.

4. INDEMNIFICATION

      4.1 Subject to the limitations contained in Section 6.4(b) of the Operating Agreement of the Company, the Company will indemnify and hold harmless the Dealers, their officers and directors and each person, if any, who controls such Dealers within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Dealers, their officers and directors, or such controlling persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (B) in any "blue sky" application or other document executed by the Company on its behalf specifically for the purpose of qualifying any or all of the Units for sale under the securities laws of any jurisdiction based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus or any supplement therein or any post-effective amendment therein, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; and will reimburse each such Dealer, its officers and directors and each such controlling person for any legal or other expenses reasonably incurred by such Dealer, its officers and directors, or such controlling person in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or the Managers by or on behalf of any Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendment therein or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment or supplement thereto; and provided further that the Company will not be liable in any case if it is determined that such Dealer was at fault in connection with the loss, claim, damage, liability or action. This Indemnity Agreement will be in addition to any liability which the Company may otherwise have.

      Notwithstanding anything to the contrary in this Section 4.1, the Company may not indemnify or hold harmless the Dealer-Manager, any Dealer or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

     (a)  There  has been a successful adjudication on the merits
          of   each   count  involving  alleged  securities   law
          violations;

     (b) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

     (c) A court of competent jurisdiction approves a settlement of the claims against those indemnified and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

      4.2 The Dealer-Manager, jointly and severally, agrees to indemnify and hold harmless the Company, the Managers, its officers and directors, each person or firm which has signed the Registration Statement and each person, if any, who controls the Company or the Managers within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto, the Prospectus or any amendment or supplement thereto, or any Blue Sky Application, or the omission or alleged omission to state in the Registration Statement or any post-effective amendment thereto, the Prospectus or any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Managers by or on behalf of such Dealer-Manager specifically for use with reference to the Dealer-Manager in the preparation of the Registration Statement or any such preliminary prospectus or the Prospectus or any such amendment or supplement thereto, or (ii) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Units by the Dealer-Manager, and will reimburse the aforesaid parties, in connection with investigating or defending such loss, claim, damage, liability or action. This Indemnity Agreement will be in addition to any liability that the Dealer-Manager may otherwise have.

      4.3 Each Dealer severally will indemnify and hold harmless the Company, the Dealer-Manager, the Managers, and each of their directors and officers who has signed the Registration Statement and each person, if any, who controls the Company, the Dealer-Manager and the Managers within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Company, the Dealer-Manager, the Managers, or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto, the Prospectus or any amendment or supplement thereto, or any Blue Sky Application, or the omission or alleged omission to state in the Registration Statement or any post-effective amendment thereto, the Prospectus or any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company, Managers or Dealer-Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendments thereto or any such Blue Sky Application or the Prospectus or any such amendment or supplement thereto, or
(ii) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Units by such Dealer, and will reimburse the Company, the Dealer-Manager, the Managers, any director or officer or controlling person thereof, in connection with investigating or defending any such loss, claim, damage, liability or action. This Indemnity Agreement will be in addition to any liability which such Dealer may otherwise have.

      4.4 Promptly after receipt by an indemnified party, under this Section 4, of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof, and the failure to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies any indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall be obligated to reimburse the indemnified party for reasonable fees and expenses (subject to Section 4.6) of counsel to the indemnified party to the extent that (i) the employment of counsel by the indemnified party has been authorized by the indemnifying party, (ii) the indemnifying party has not in fact employed counsel to assume the defense of such action (in either of which events such fees and expenses will be borne by the indemnifying party), or (iii) the named parties in such action include both the indemnified party and the indemnifying party and the indemnified party reasonably believes that it has defenses that are different from or additional to those available to the indemnifying parties. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party

      4.5 The indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to any claims under Section
4.4 notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. In the case such claims or actions are alleged or brought against more than one indemnified party and the indemnifying party is obligated to reimburse an indemnified party for fees of counsel in accordance with Section 4.4, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm which has been selected by a majority of the indemnified parties against which such action is finally brought, and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

      4.6 The Indemnity Agreements contained in this Section 4 shall remain operative and in full force and effect regardless of
(i) any investigation made by or on behalf of the Dealer-Manager or the Managers or the Company, or any officer or director of any of them, or by or on behalf of the Company, the Dealer-Manager or the Managers, (ii) delivery of any Units and payment therefor, and (iii) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the Indemnity Agreements contained in this Section 4.

5. SURVIVAL OF PROVISIONS

     The respective agreements, representations and warranties of the Company and the Dealer-Manager set forth in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Dealer-Manager or any Dealer or any person controlling the Dealer-Manager or any Dealer or by or on behalf of the Managers or any person controlling the Managers, to
(iii) the acceptance of any payment for the Units.

6. APPLICABLE LAW

      This Agreement is executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of Minnesota.

7. COUNTERPARTS

       This   Agreement  may  be  executed  in  any   number   of
counterparts. Each counterpart, when executed and delivered, shall be an original contract; but all counterparts, when taken together, shall constitute one and the same Agreement.

8. SUCCESSORS AND AMENDMENT

      8.1 This Agreement shall inure to the benefit of, and be binding upon, the Dealer-Manager, the Managers, the Company and its respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 4 hereof.

      8.2 This Agreement may be amended by the written Agreement of the Dealer-Managers and the Managers, except for the provisions of sections 1 and 4, which may be amended by written agreement between the Dealer-Manager, the Managers, and the Dealers.

9. TERM

      Any party to this Agreement shall have the right to terminate this Agreement on ten (10) days' written notice.

10. DISTRIBUTION REINVESTMENT PLAN

     Notwithstanding  any other provision in this  Agreement,  no commissions or other compensation shall be due Dealer-Manager  or
any   Dealer   with   respect  to  the   Company's   distribution
reinvestment plan.

11. CONFIRMATION

      The Managers hereby agree and assume the duty to confirm on behalf of themselves, and on behalf of dealers or brokers who sell the Units, all orders for purchase of Units accepted by the Managers. Such confirmations will comply with the applicable rules of such other jurisdictions to the extent the Managers are advised of such laws in writing by the Dealer-Manager.

      If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding Agreement between us as of the date first above written.

Very truly yours,

AEI INCOME & GROWTH FUND 27 LLC
By: AEI FUND MANAGEMENT XXI, INC.
    Its Managing Member



By: Rona L. Newtson
Authorized Signatory for
Robert P. Johnson, Its President

We hereby agree to the terms hereof.


AEI SECURITIES, INC.



By Rona L. Newtson
Authorized Signatory for
Robert P. Johnson, Its President